Pritchett, Siler & Hardy & Co., L.C.
Certified Public Accountants




June 13, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:


We have read the statements of Russian Athena, Inc. (formerly Myercom, Inc.) pertaining to our firm included under Item 4 of Form 8-K dated June 8, 2004 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.


Sincerely,


/s/ Pritchett, Siler & Hardy, P.C.

Pritchett, Siler & Hardy & Co., P.C.




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